UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2026 (May 10, 2026)

Victoria’s Secret & Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40515	86-3167653
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Limited Parkway East

Reynoldsburg, OH 43068

(Address of principal executive offices, and Zip Code)

(614) 577-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	VSCO	The New York Stock Exchange
Preferred Stock Purchase Rights	N/A	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2026, Mariam Naficy notified the Board of Directors (the “Board”) of Victoria’s Secret & Co. (the “Company”) of her decision to not stand for re-election at the Company’s 2026 Annual Meeting of Stockholders scheduled for June 11, 2026 (the “Annual Meeting”). Ms. Naficy advised the Board that she made her decision in light of her near-term professional commitments and the time and attention required to engage with BBRC International PTE Limited’s (“BBRC”) proxy contest, which BBRC launched on May 4, 2026, after the May 1, 2026 filing of the Company’s definitive proxy statement for the Annual Meeting. Her decision is not the result of any disagreement with the Company, its management, the Board or any committee of the Board on any matters relating to the Company’s operations, policies or practices.

As a result, Ms. Naficy’s nomination for election to the Board at the Annual Meeting has been withdrawn. Ms. Naficy will continue to serve as a director until the Annual Meeting. Immediately following the Annual Meeting, the size of the Board will be reduced from ten to nine directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2026

VICTORIA’S SECRET & CO.

By:	/s/ Scott Sekella
	Name:	Scott Sekella
	Title:	Chief Financial and Operating Officer